AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in this Registration Statement on Form SB-2 Amendment #1 of Veridicom International, Inc. of our report dated February 11, 2005 relating to the financial statements of Veridicom International, Inc. and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement on Form SB-2 Amendment #1.




                                        /s/ AJ. ROBBINS, P.C.

                                        AJ. ROBBINS, P.C.
                                        CERTIFIED PUBLIC ACCOUNTANTS




Denver, Colorado
June 20, 2006